                            SCHEDULE 14A INFORMATION
                   Proxy Statement Pursuant To Section 14(a)
                     of the Securities Exchange Act of 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement  [_]  Confidential, For Use of the Commission
                                       Only  (as permitted by Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        ANNALY MORTGAGE MANAGEMENT, INC.
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)  Title of each class of securities to which transaction applies:

         .......................................................................

     2)  Aggregate number of securities to which transaction applies:

         .......................................................................


     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     4)  Proposed maximum aggregate value of transaction:

         .......................................................................


     5)  Total Fee paid:

         .......................................................................

[_]  Fee paid previously with preliminary materials.


[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

         .......................................................................

     2)  Form, Schedule or Registration Statement no.:

         .......................................................................

     3)  Filing Party:

         .......................................................................

     4)  Date Filed:

         .......................................................................

                        ANNALY MORTGAGE MANAGEMENT, INC.
                         12 East 41st Street, Suite 700
                           New York, New York  10017
                           _________________________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 17, 1999
                           _________________________

To the Stockholders of
ANNALY MORTGAGE MANAGEMENT, INC.:

     The 1999 Annual Meeting of Stockholders of Annaly Mortgage Management, Inc. (the "Company") will be held at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178, on the 39th floor, on Monday, May 17, 1999 at 9:00 a.m., New York time, for the following purposes:

     (1) To elect nine directors. If the proposed amendment to the Company's by-laws providing for a classified Board is adopted, the nine directors will be elected to a classified Board, with the Class I directors being elected initially for a one-year term, the Class II directors being elected initially for a two-year term and the Class III directors being elected initially for a three-year term.

     (2) To approve an amendment to the Company's by-laws providing for the classification of the Board of Directors into three classes, with members of each class serving staggered three-year terms.

     (3) To approve the proposed amendment to the Company's Long-Term Stock Incentive Plan to increase the number of shares of Common Stock authorized thereunder from the greater of 500,000 shares and 5% of the outstanding shares of Common Stock to 9.5% of the outstanding shares of Common Stock.

     (4) To ratify the selection of Deloitte & Touche LLP as independent auditors for the Company for the current fiscal year.

     (5) To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     Provision is made on the enclosed proxy card for your direction as to the matters set forth as Items (1), (2), (3) and (4) above. Further information concerning these matters is set forth in the accompanying Proxy Statement.

     Holders of record of the Company's Common Stock at the close of business on March 15, 1999 are entitled to receive notice of and to vote at the 1999 Annual Meeting of Stockholders and at any postponement or adjournment thereof.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING WHETHER OR NOT YOU ARE PERSONALLY ABLE TO ATTEND. STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO PLEASE SIGN AND DATE THE ACCOMPANYING PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE. THIS WILL ENSURE THAT YOUR SHARES ARE VOTED IN ACCORDANCE WITH YOUR WISHES AND THAT A QUORUM WILL BE PRESENT AT THE ANNUAL MEETING.

                                             By order of the Board of Directors


                                             /s/ MICHAEL A. J. FARRELL

                                             Michael A. J. Farrell
                                             Chairman of the Board and
                                             Chief Executive Officer

New York, New York
March 31, 1999

                       ANNALY MORTGAGE MANAGEMENT, INC.
                        12 East 41st Street, Suite 700
                           New York, New York  10017
                            _______________________

                      1999 ANNUAL MEETING OF STOCKHOLDERS
                            _______________________


                                PROXY STATEMENT

                                 SOLICITATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Annaly Mortgage Management, Inc. (the "Company") to be voted at the 1999 Annual Meeting of Stockholders to be held at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York 10178, on the 39th floor, on Monday, May 17, 1999, at 9:00 a.m., New York time, and any postponements or adjournments thereof (the "Annual Meeting"). This Proxy Statement and the enclosed proxy are being sent to stockholders commencing on or about March 31, 1999. The principal executive offices of the Company are located at 12 East 41st Street, Suite 700, New York, New York 10017.

     Solicitation will be primarily by mail but may also be made by personal interview, by telephone, by telegraph, by telex, by telecopier or through the Company's internet Web site, in each case by officers and employees of the Company who will not be additionally compensated therefor. The Company will request persons such as brokers, nominees and fiduciaries, holding stock in their names for others, or holding stock for others who have the right to give voting instructions, to forward proxy material to their principals and request authority for the execution of the proxy. The total cost of soliciting proxies will be borne by the Company.


                                     VOTING

     Only holders of record of common stock, par value $0.01 per share, of the Company ("Common Stock") at the close of business of March 15, 1999, the record date, will be entitled to vote at the meeting. On the record date, there were 12,677,611 shares of Common Stock outstanding, and each holder of shares of Common Stock will be entitled to one vote at the meeting for each share registered in such stockholder's name. Holders of Common Stock are not entitled to cumulate their votes on any matter to be considered at the meeting. The presence at the meeting, in person or by proxy, of the holders of a majority of the total number of shares of Common Stock outstanding on the record date constitutes a quorum for the transaction of business at the meeting.

     All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. Regarding the election of directors to serve until the 2000, 2001 or 2002 annual meeting of stockholders, in voting by proxy, stockholders may vote in favor of all nominees or withhold their votes as to all nominees or withhold their votes as to specific nominees. With respect to the other proposals to be voted upon, stockholders may vote in favor of the proposals, against the proposals or may abstain from voting. Stockholders should specify their choices on the enclosed form of proxy. If no specific instructions are given with respect to the matters to be acted upon, the shares represented by a signed proxy will be voted FOR the election of all nominees, FOR the proposed amendment to the Company's by-laws to adopt a classified Board of Directors, FOR the proposal to increase the number of shares authorized under the Company's Long-Term Stock Incentive Plan and FOR the proposal to ratify the selection of Deloitte & Touche LLP as independent auditors for the Company for the current fiscal year. Directors will be elected by a plurality of the votes cast by the holders of the shares of Common Stock voting in person or by proxy at the Annual Meeting. Approval of the proposed amendment to the Company's by-laws, the proposal to increase the number of shares authorized under the Company's Long-Term Stock Incentive Plan and the ratification of the selection of the Company's independent auditors will require the affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Annual Meeting and entitled to vote. Thus, in the case of approval of the these two proposals, abstentions will have the same effect as a negative vote, but abstentions will have no effect on the vote for election of directors. Broker non-votes will not be included in vote totals and will have no effect on the outcome of the vote.

     A stockholder who submits a proxy may revoke it at any time prior to the voting of the proxy by written notice to the Secretary of the Company or by attending the meeting and voting the stockholder's shares in person.

     After the initial mailing of this Proxy Statement, proxies may be solicited by telephone, telegram or personally by directors, officers and other employees of the Company (who will not receive any additional compensation therefor). All expenses with respect to this solicitation of proxies, including printing and postage costs, will be paid by the Company. Arrangements will be made with brokers and other custodians, nominees and fiduciaries to send proxies and the proxy material to their principals, and the Company will, upon request, reimburse them for their reasonable expenses in doing so. The Company may engage an outside proxy soliciting firm to assist in the solicitation of proxies. The Company will pay reasonable fees and out-of-pocket costs and expenses if it elects to engage such a firm.


                                   PROPOSAL I

                             ELECTION OF DIRECTORS

     At the Annual Meeting, the stockholders will vote to elect three Class I directors, whose terms will expire at the 2000 Annual Meeting, three Class II directors, whose terms will expire at the 2001 Annual Meeting, and three Class III directors, whose terms will expire at the 2002 Annual Meeting (in all cases subject to the election and qualification of their successors or to their earlier death, resignation or removal).

     The persons named in the enclosed proxy will vote to elect Spencer I. Browne, John S. Grace and Wellington J. St. Claire as Class I directors, Kevin
P. Brady, Timothy J. Guba and Donnell A. Segalas as Class II directors, and Michael A.J. Farrell, Jonathan D. Green and John A. Lambiase as Class III directors, unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy to that effect. All of these individuals currently are directors of the Company.

     If Proposal II, the proposed amendment to the Company's by-laws to provide for the classification of the Board of Directors, is not adopted, all nine directors will be elected for a one-year term expiring at the 2000 Annual Meeting of stockholders (subject to the election and qualification of their successors or to their earlier death, resignation or removal).

Recommendation of the Board of Directors Concerning the Election of Directors

       The Board of Directors of the Company recommends a vote FOR Spencer I. Browne, John S. Grace and Wellington J. St. Claire as directors to hold office until the 2000 Annual Meeting of stockholders and until their respective successors are duly elected and qualified, FOR Kevin P. Brady, Timothy J. Guba and Donnell A. Segalas as directors to hold office until the 2001 Annual Meeting of stockholders and until their respective successors are duly elected and qualified, and FOR Michael A. J. Farrell, Jonathan D. Green and John A. Lambiase as directors to hold office until the 2002 Annual Meeting of stockholders and until their respective successors are duly elected and qualified. Proxies received by the Board of Directors will be so voted unless stockholders specify in their proxy a contrary choice.


                      NOMINEES FOR DIRECTOR OF THE COMPANY

       Set forth below are the names and certain information with respect to each nominee for Director of the Company.

Nominees for Class I Directors (Nominated for Initial Term Expiring at the 2000 Annual Meeting)

       Spencer I. Browne, age 49, was elected on January 28, 1997 to serve as a director of the Company. Mr. Browne has held various executive and management positions with several publicly traded companies engaged in businesses related to the residential and commercial mortgage loan industry . From August 1988 until September 1996, Mr. Browne served as President, Chief Executive Officer and a director of Asset Investors Corporation ("AIC"), a New York Stock Exchange traded company he co-founded in 1986. He also served as President, Chief Executive Officer and a director of Commercial Assets, Inc., an American Stock Exchange traded company affiliated with AIC, from its formation in October 1993 until September 1996. In addition, from June 1990 until March 1996, Mr. Browne served as President and a director of M.D.C. Holdings, Inc., a New York Stock Exchange traded company and the parent company of a major homebuilder in Colorado.

     John S. Grace, age 41, was elected on June 26, 1997 to serve as a director of the Company. For the past six years, Mr. Grace has been the Chairman of Sterling Grace Corporation, Co-Chairman of Associated Asset Management, Inc. and general partner of Anglo American Securities Fund, L.P. Mr. Grace is also a director of the Cold Spring Harbor Laboratory Association, a genetic research institute, and a director of Andersen Group, Inc. Mr. Grace has also served as governor of the Foundation for Advanced Information and Research of Tokyo, a research center whose membership includes senior executives from Japanese companies, and as a trustee of the Ford Theater in Washington, D.C.

     Wellington J. St. Claire, age 35, was elected on December 5, 1996 to serve as Vice Chairman of the Board, and a director of the Company with responsibility for managing the portfolio of the Company. She has been Senior Vice President of Fixed Income Discount Advisory Company, a registered investment advisor ("FIDAC"), from March 1995 to the present and Treasurer since July 1994. From July 1994 through March 1995 she was a Vice President of FIDAC. Ms. St. Claire has been the portfolio manager for the Floating Rate Fund since its inception in August 1994. Prior to joining FIDAC, from March 1992 to July 1994, Ms. St. Claire had been Vice President responsible for asset selection and financing at Citadel Funding Corporation. Prior to joining Citadel she had been a trader on the Mortgage-Backed Securities desk at Schroder Wertheim and Co., Inc. She has attended the New York Institute of Finance for intense Mortgage-Backed Securities studies.

Nominees for Class II Directors (Nominated for Initial Term Expiring at the 2001 Annual Meeting)

       Kevin P. Brady, age 43, was elected on January 28, 1997 to serve as a director of the Company. Mr. Brady is the Managing Director of Application Building Blocks, a software development company which services the financial services industry. He is also the principal of KPB Associates Inc., an accounting firm which specializes in corporate taxation and finance. Mr. Brady founded KPB Associates Inc. in December 1993. From July 1986 through November 1993, Mr. Brady worked for PriceWaterhouse Coopers in New York City where he concentrated on international tax planning for multinational corporations and held a number of senior management positions. Prior to joining PriceWaterhouse Coopers, Mr. Brady worked in the corporate tax department of Merck & Co. Mr. Brady is a Certified Public Accountant.

     Timothy J. Guba, age 41, was elected on December 5, 1996 to serve as President, Chief Operating Officer and a director of the Company. Mr. Guba joined FIDAC in March 1995 as a Senior Vice President to assist FIDAC's financial institutional clients with securities financing management. From April 1991 to December 1994, Mr. Guba worked as a Vice President at Paine Webber Inc. in its Taxable Fixed Income Department specializing in Mortgage-Backed Securities. Mr. Guba was President of JPC Brokers Inc., a subsidiary of Fundamental Brokers, from 1988 through 1991. He was responsible for a staff of 35 employees and a daily transactional volume of over $300 million in Mortgage-Backed Securities. Mr. Guba was a Senior Vice President at L.F. Rothschild Mortgage Capital from 1986 to 1988, specializing in trading of mortgage pass-through certificates, where he established L.F. Rothschild as a member in the FNMA and FHLMC selling groups. Mr. Guba began his career in 1980 at Morgan Guaranty Trust Company in the Treasurer's Department trading various money market instruments. Mr. Guba has a BS in Finance and Business Management from Cornell University.

     Donnell A. Segalas, age 41, was elected on January 28, 1997 to serve as a director of the Company. Mr. Segalas is a Principal of Maplewood Partners, L.L.C., a private equity investment fund. Prior to his joining Maplewood Partners, Mr. Segalas was a Managing Director at Rodman & Renshaw, Inc. in the Mortgage- Backed Securities Department from 1994 to June 1997. In December 1995, Mr. Segalas was also given the additional responsibility to manage Rodman & Renshaw's Structured Finance Group. From 1990 to 1994, Mr. Segalas served as Senior Vice President in the Mortgage-Backed Securities Department at Tucker Anthony, Inc., where he co-managed the firm's Structured Finance Group. Prior to that time, Mr. Segalas had been a Senior Vice President at Smith Barney, Inc. and Corporate Vice President at Drexel Burnham Lambert.

Nominees for Class III Directors (Nominated for Initial Term Expiring at the 2002 Annual Meeting)

       Michael A. J. Farrell, age 47, was elected on December 5, 1996 to serve as Chairman of the Board and Chief Executive Officer of the Company. Since July 1994, he has been the President and CEO of FIDAC. He is a member of the board of directors of the U.S. Dollar Floating Rate Fund. Prior to founding FIDAC, from February 1992 to July 1994, Mr. Farrell served as President of Citadel Funding Corporation. From April 1990 to January 1992, Mr. Farrell was a Managing Director for Schroder Wertheim & Co. Inc. in the Fixed Income Department. In addition to being the former Chairman of the Primary Dealers Operations Committee of the Public Securities Association (from 1981 through 1985) and its Mortgage Backed Securities Division, he is a former member of the Executive Committee of its Primary Dealers Division. Prior to his employment with Schroder Wertheim, Mr. Farrell had been President of L.F. Rothschild Mortgage Capital, Inc., Vice President of Trading at Morgan Stanley and Co., Inc., and Senior Vice President of Merrill Lynch and Co., Inc. Mr. Farrell began his career at E.F. Hutton and Company in 1971. Mr. Farrell has 25 years of experience in fixed income trading, management and operations.

     Jonathan D. Green, age 52, was elected on January 28, 1997 to serve as a director of the Company. Mr. Green has been the President and Chief Executive Officer of Rockefeller Center Management Corporation ("RCMC") and Rockefeller Center Development Corporation ("RCDC"), subsidiaries of The Rockefeller Group ("RGI"), from July 1995 to the present. Mr. Green joined RGI in 1980 as Assistant Vice President and Real Estate Counsel, was appointed Vice President, Secretary and General Counsel in 1983, and was elected Chief Corporate Officer in 1991. As President of RCMC, Mr. Green is responsible for all aspects of RGI's real estate ownership and management interests in Rockefeller Center in midtown Manhattan. As President of RCDC, Mr. Green oversees RGI's real estate development projects including the International Trade Center in Morris County, New Jersey and Rockefeller Plaza West in midtown Manhattan. Before joining RGI, Mr. Green was affiliated with the New York City law firm of Thacher, Proffitt & Wood.

     John A. Lambiase, age 59, was elected on January 28, 1997 to serve as a director of the Company. Mr. Lambiase was Managing Director in Global Operations at Salomon Brothers from 1985 through his retirement in 1991. Mr. Lambiase joined Salomon in 1979 as Director of Internal Audit. Mr. Lambiase has served as Chairman of the Mortgage-Backed Securities Clearance Corporation, a member of the board of directors of Prudential Home Mortgage and a member of the Board of the National Securities Clearance Corporation, and was a founding director and Chairman of the Participation Trust Company. Mr. Lambiase also served on Salomon's Credit Committee. Prior to joining Salomon, from 1972 through 1979, Mr. Lambiase was President of Loeb Rhodes Wall Street Settlement Corporation with responsibility for securities clearance of over 130 member firms. Prior to Loeb Rhodes, Mr. Lambiase had been the Chief Financial Officer and a General Partner of W.E. Hutton. Mr. Lambiase is a Certified Public Accountant.

Meetings and Committees of the Board of Directors

       The Compensation Committee of the Company consists of Messrs. Browne, Lambiase and Segalas. The Compensation Committee is charged with administering the Company's Long-Term Stock Incentive Plan and recommending to the Board of Directors changes to that Plan. The Compensation Committee is also charged with approving compensation for officers of the Company.

     The Audit Committee of the Company consists of Messrs. Brady, Green and Lambiase. The Audit Committee is charged with recommending to the Board of Directors the engagement or discharge of independent public accountants, reviewing the plan and results of the auditing engagement with the Chief Financial Officer of the Company and the independent public accountants, and reviewing with the Chief Financial Officer of the Company the scope and nature of the Company's internal auditing system.

     The Nominating Committee of the Company consists of Messrs. Brady, Farrell and Guba. The function of the Nominating Committee is to recommend to the Board of Directors persons to be nominated as directors or to be elected to fill
vacancies on the Board.   The Nominating Committee will consider nominees
recommended by stockholders of the Company. Such recommendations shall be submitted in writing to the Secretary of the Company.

     During the fiscal year ended December 31, 1998, the Board of Directors held four meetings. During 1998, the Compensation, Audit and Nominating Committees of the Board each held two meetings. Each Director attended at least 75% of the aggregate number of meetings held by the Board and 75% of the aggregate number of meetings of each Committee on which he served.

Compensation of Directors

       The Company pays an annual director's fee to each director who is not an officer or employee of the Company (an "Independent Director") equal to $10,000, a fee of $500 for each meeting of the Board of Directors of any Committee attended by each Independent Director (or $250 for any meeting at which the Director participates by conference telephone call) and reimbursement of costs and expenses of all directors for attending such meetings. Directors who are not officers or employees of the Company do not receive an annual director's fee or a fee for attending Board or Committee meetings.

     The Company's Long-Term Stock Incentive Plan (the "Incentive Plan") provides that each Independent Director, upon appointment to the Board of Directors, receives a non-discretionary automatic grant of non-qualified stock options for the purchase of 5,000 shares of Common Stock, which options vest in four equal installments over a period of four years form the date of grant. In addition, each Independent Director is entitled to receive on June 26 of each year that he or she serves as a director of the Company options to purchase an additional 1,250 shares of Common Stock, which options vest on the date of grant. The exercise price for each option is the fair market value of the Company's Common Stock as of the date on which the option is granted. Independent Directors also are entitled to receive discretionary awards under the Incentive Plan. On July 31, 1998 the Company granted to each Independent Director options to purchase 6,500 shares of Common Stock at an exercise price of $8.13, the closing price of the Company's Common Stock as of the date of grant of such options. The options vest in five equal installments on July 31, 1999, 2000, 2001, 2002 and 2003.


                           MANAGEMENT OF THE COMPANY

Name                               Position with the Company
----                               -------------------------
Michael A. J. Farrell              Chairman of the Board and Chief Executive
                                   Officer

Timothy J. Guba                    President and Chief Operating Officer

Wellington J. St. Claire           Vice Chairman of the Board

Kathryn F. Fagan                   Chief Financial Officer and Treasurer

     Biographical information regarding Mr. Farrell, Mr. Guba and Ms. St. Claire is provided above. Certain biographical information for Ms. Fagan is set forth below.

     Kathryn F. Fagan, age 32, was employed by the Company on March 31, 1997 in the positions of Chief Financial Officer and Treasurer. From June 1, 1992 to February 28, 1997, Ms. Fagan was Chief Financial Officer and Controller of First Federal Savings & Loan Association of Opelousas, Louisiana. First Federal is a publicly owned savings and loan which converted to the stock form of ownership during her employment period. Ms. Fagan's responsibilities at First Federal included all financial reporting, including reports for internal use and reports required by the Commission and the Office of Thrift Supervision. Her duties also included asset/liability management, internal control compliance and the management of First Federal's investment portfolio. During the period from September 1988 to May 1992, Ms. Fagan was employed as a bank and savings and loan auditor by John S. Dowling & Company, a corporation of Certified Public Accountants. Ms. Fagan is a Certified Public Accountant and has a Masters Degree in Business Administration.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of February 26, 1999, relating to the beneficial ownership of the Common Stock by (i) all persons known by the Company to beneficially own more than 5% of the outstanding shares of the Common Stock, (ii) each executive officer and director of the Company and
(iii) all officers and directors of the Company as a group. Except as otherwise indicated, to the Company's knowledge, each such stockholder has sole voting and investment power with respect to the shares beneficially owned by such stockholder.

                                                              Shares Beneficially Owned
                                                         --------------------------------------
Beneficial Owner                                                 Number              Percent
----------------                                         ---------------------    -------------
Michael A.J. Farrell...................................           86,878(1)             *

Timothy J. Guba........................................           66,161(2)             *

Wellington J. St. Claire...............................           63,860(3)             *

Kathryn F. Fagan.......................................            2,281(4)             *

Kevin P. Brady.........................................            6,500(5)(6)          *

Spencer I. Browne......................................           12,500(5)             *

John S. Grace..........................................          128,750(7)(8)         1.0%

Jonathan D. Green......................................            7,500(5)             *

John A. Lambiase.......................................           27,500(5)             *

Donnell A. Segalas.....................................           13,900(5)             *

DePrince, Race & Zollo, Inc............................          704,900               5.6%
  201 South Orange Avenue, Suite 800
  Orlando, FL  32801

Thomson Horstmann & Bryant, Inc........................          838,700               6.6%
  Park 80 West, Plaza Two
  Saddle Brook, NJ  07663

All Executive Officers and Directors as a Group
  (10 persons).........................................          415,830(1)(2)         3.3%
                                                            (3)(4)(5)(6)(7)(8)

____________________
 *  Represents beneficial ownership of less than one percent of the Common
    Stock.

(1) Includes 23,091 shares of Common Stock subject to options granted under the Company's Incentive Plan to Mr. Farrell that are exercisable on or before April 30, 1999.

(2) Includes 22,848 shares of Common Stock subject to options granted under the Company's Incentive Plan that are exercisable on or before April 30, 1999.

(3) Includes 32,035 shares of Common Stock subject to vested options granted under the Company's Incentive Plan that are exercisable on or before April 30, 1999.

(4) Includes 81 shares of Common Stock subject to vested options granted under the Company's Incentive Plan that are exercisable on or before April 30, 1999.

(5) Includes 5,000 shares of Common Stock subject to options granted under the Company's Incentive Plan to each of Kevin P. Brady, Spencer I. Browne, Jonathan D. Green, John A. Lambiase and Donnell A. Segalas that are exercisable on or before April 30, 1999.

(6) Includes 1,500 shares of Common Stock held by certain members of Mr. Brady's immediate family.

(7) Includes 3,750 shares of Common Stock subject to vested options granted to John S. Grace under the Company's Incentive Plan.

(8) Includes 35,000 shares held by Sterling Grace Capital Management, L.P., as to which Mr. Grace may be deemed to have sole voting and dispositive power, and 35,000 shares held by Anglo-American Securities Fund, L.P., 20,000 shares held by Drake Associates, L.P. and 10,000 shares held by Diversified Long Term Growth Fund, L.P., as to which Mr. Grace may be deemed to have shared voting and dispositive power. Mr. Grace disclaims beneficial ownership of all shares held by such limited partnerships in excess of his pecuniary interest.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The aggregate compensation paid or accrued by the Company during the Company's fiscal years ended December 31, 1998 and December 31, 1997 to the Chief Executive Officer of the Company and the Company's other three most highly compensated executive officers at February 26, 1999 (the "Named Executive Officers") is set forth in the following table. None of the other officers of the Company during fiscal year 1997 or 1998 received compensation in salary and bonus which exceeded $100,000.


                           SUMMARY COMPENSATION TABLE

                                                                                 Long-Term
                                              Annual Compensation(1)           Compensation(2)
                                            ------------------------   ------------------------------
                                                                                   Awards
                                                                       ------------------------------
                                                                        Restricted         Securities
                                                                           Stock           Underlying
                                               Salary        Bonus        Awards            Options
Name and Principal Position      Year           ($)           ($)         ($)(3)              (#)
---------------------------    --------     ------------   ---------   -------------     ------------
Michael A.J. Farrell.........    1998         $250,000      $75,534        $2,734            70,413
 Chairman of the Board and       1997         $103,750      $     0        $    0            78,750
 Chief Executive Officer(1)

Timothy J. Guba..............    1998         $200,000      $20,427        $1,091            35,085
 President and Chief             1997         $ 85,062      $     0        $    0            78,750
 Operating Officer

Wellington J. St. Claire.....    1998         $200,000      $40,427        $1,091            60,985
 Vice Chairman and               1997         $ 85,212      $     0        $    0            78,750
 Portfolio Manager

Kathryn F. Fagan.............    1998         $125,000      $20,267        $  551            34,843
 Chief Financial Officer         1997         $ 63,745      $     0        $    0                 0

_________________________

(1) None of the Named Executive Officers received perquisites or benefits which totaled the lesser of $50,000 or 10% of his or her salary plus bonus payments.

(2) At December 31, 1998, Mr. Farrell, Mr. Guba, Ms. St. Claire and Ms. Fagan held 63,787, 43,313, 31,825 and 2,200 shares of restricted stock, respectively, with values (based on the closing market price of the Company's Common Stock on December 31, 1998, which was $8.25 per share) of $517,993, $357,332, $262,556 and $18,150, respectively. Dividends are paid on restricted stock when and as paid on the Company's Common Stock.

(3) Based on the closing market price of the Company's Common Stock on March 6, 1998, the date of grant, which was $11.25 per share.


Options Granted

     The following table sets forth, as to the Named Executive Officers, with respect to the fiscal year ended December 31, 1998, information relating to the grants of stock options. All of such options were granted pursuant to the Company's Long-Term Stock Incentive Plan.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                        Individual Grants
                              --------------------------------------------------------------------   Potential Realizable Value At
                                 Number Of             Percent Of                                      Assumed Annual Rates Of
                                 Securities          Total Options        Exercise                   Stock Price Appreciation For
                                 Underlying           Granted To          Or Base                             Option Term
                                  Options              Employees           Price        Expiration   -----------------------------
Name                            Granted (#)         In Fiscal Year         ($/Sh)           Date          5%($)          10%($)
----                          -----------------   -------------------   -------------   ----------   -------------   -------------

Michael A.J. Farrell.........       1,213(1)              0.50%             $11.25       3/06/2008      $  8,588        $ 21,749
                                   69,200(2)             28.52%             $ 8.13       7/31/2008      $353,814        $896,633

Timothy J. Guba..............         485(1)              0.20%             $11.25       3/06/2008      $  3,434        $  8,696
                                   34,600(2)             14.26%             $ 8.13       7/31/2008      $176,907        $448,317

Wellington J. St. Claire.....         485(1)              0.20%             $11.25       3/06/2008      $  3,434        $  8,696
                                   60,500(2)             24.93%             $ 8.13       7/31/2008      $309,331        $783,906

Kathryn F. Fagan.............         243(1)              0.10%             $11.25       3/06/2008      $  1,720        $  4,357
                                   34,600(2)             14.26%             $ 8.13       7/31/2008      $176,907        $448,317

_______________________________

(1) On March 6, 1998, the Company granted to Mr. Farrell, Mr. Guba, Ms. St. Claire and Ms. Fagan, respectively, incentive stock options to purchase 1,213, 485, 485 and 243 shares of Common Stock, respectively, at an exercise price of $11.25 per share. Such options vest in three equal installments on March 6, 1999, 2000 and 2001. Such options were granted pursuant to the Company's Long-Term Stock Incentive Plan.

(2) On July 31, 1998, the Company granted to Mr. Farrell incentive stock options to purchase 69,200, 34,600, 60,500 and 34,600 shares of Common Stock, respectively, at an exercise price of $8.13 per share. Such options vest in five equal installments on July 31, 1999, 2000, 2001, 2002 and 2003, subject to the approval of the Board in its discretion each year. Any options which have not vested during the five-year period commencing from the date of grant will vest automatically on July 31, 2003. Such options were granted pursuant to the Company's Long-Term Stock Incentive Plan.

Exercises and Values of Options

     The following table sets forth certain information regarding options exercised during the calendar year 1998, and held at year end, by the Named Executive Officers:

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR END OPTION VALUES

                                                                 Number of Securities             Value of Unexercised
                                                                Underlying Unexercised                In-the-Money
                                   Shares         Value            Options at FY-End               Options at FY-End
                                Acquired on      Realized                 (#)                           ($)(1)
Name                            Exercise (#)      ($)(1)       Exercisable/Unexercisable       Exercisable/Unexercisable
----                            ------------     --------      -------------------------       -------------------------
Michael A.J. Farrell........       16,687         $70,920             3,000/129,476                    $0/$221,072
Timothy J. Guba.............       16,687         $70,920              3,000/94,148                    $0/$216,920
Wellington J. St. Claire....        7,500         $31,875            12,187/120,048                    $0/$259,072
Kathryn F. Fagan............            0         $     0                  0/34,843                    $  0/$4,152

_______________________________

(1) Based on the closing sale price of the Company's Common Stock on the New York Stock Exchange on December 31, 1998 ($8.25 per share).

Employment Agreements, Termination of Employment and Change-In-Control Arrangements

     The Company has entered into employment agreements with Mr. Farrell, Mr. Guba, Ms. St. Claire and Ms. Fagan. Each employment agreement provides for a term through December 31, 1999 and will be automatically extended for an additional year at the end of each year of the employment agreement, unless either the Company or the officer provides a prescribed prior written notice to the contrary. The Employment Agreements provide for annual salaries to Mr. Farrell, Mr. Guba, Ms. St. Claire and Ms. Fagan based upon the book value of the Company. Mr. Farrell's Employment Agreement provides for an annual salary equal to 0.20% of the book value of the Company, subject to a maximum per annum amount of $250,000; Mr. Guba's and Ms. St. Claire's Employment Agreements provide for annual salaries equal to 0.17% of the book value of the Company, subject to a maximum per annum amount of $200,000; and Ms. Fagan's Employment Agreement provides for an annual salary equal to 0.10% of the book value of the Company, subject to a maximum per annum amount of $125,000. The Company's "book value" is defined in the Employment Agreements as the aggregate amounts reported on the Company's balance sheet as "Stockholders' Equity," excluding any adjustments for valuation reserves (i.e., changes in the value of the Company's portfolio of investments as a result of mark-to-market valuation changes).

     Base salary is evaluated quarterly by the Board of Directors or the Compensation Committee and upon the raising of additional equity. The maximum salary caps may be raised at the discretion of the Board or the Compensation Committee. Base salary can also be lowered at management's discretion based upon the Company's cash flow needs. To date, the Board of Directors has not revised the salary caps set forth in the employment agreements.

     Pursuant to the employment agreements, the named executive officers are entitled to participate in the Company's benefit plans, including the Company's Long-Term Stock Incentive Plan. In addition, the Board of Directors has established a bonus incentive compensation plan for executive officers of the Company. This program permits the Board of Directors, in its discretion, to award cash bonuses annually to executive officers of the Company.

     Each employment agreement provides for the subject officer to receive his or her base salary and bonus compensation to the date of the termination of employment by reason of death, disability or resignation and to receive base compensation to the date of the termination of employment by reason of a termination of employment for cause as defined in the employment agreement.
Each employment agreement also provides for the subject officer to receive, in the event that the Company terminates the subject officer's employment without cause, or if the subject officer resigns for "good reason" (as defined in the employment agreement, including the occurrence of a "Change of Control" of the Company as defined in the employment agreement), an amount, 50% payable immediately and 50% payable in monthly installments over the succeeding twelve months, equal to three times the greater of such officer's combined maximum salary base and actual bonus compensation for the preceding fiscal year or the average for the three preceding years of such officer's combined actual base salary and bonus compensation, subject in each case to a maximum amount of 1% of the Company's book equity value (exclusive of valuation adjustments) and a minimum amount of $250,000. Section 280G of the Code may limit the deductibility of such payments by the Company for Federal income tax purposes. Each employment agreement also contains a "non-compete" provision prohibiting the subject officer from managing, controlling, participating in or operating a competing REIT for a period of one year following termination of employment following the Company's termination of the subject officer without cause or resignation of the subject officer for "good reason" (including a "Change of Control"). Providing services to Fixed Income Discount Advisory Company (an affiliate of the Company) and its customers is expressly excluded from operation of the "non-compete" provision. In addition, all outstanding options and other awards granted to the subject officer under the Company's's Long-Term Stock Incentive Plan shall immediately vest upon his or her termination without cause or termination for "good reason" (including upon a "Change of Control").
"Change of Control" for
purposes of the agreements would include a merger or consolidation of the Company, a sale of all or substantially all of the assets of the Company, changes in the identity of a majority of the members of the Board of Directors of the Company (other than due to the death, disability or age of a director) or acquisitions of more than 9.8% of the combined voting power of the Company's capital stock, subject to certain limitations. Each agreement requires that the subject officer act in accordance with provisions of Maryland law relating to corporate opportunities.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee is comprised solely of the following outside directors: Spencer I. Browne, John A. Lambiase and Donnell A. Segalas. None of them has served as an officer or employee of the Company or any affiliate or has any other business relationship or affiliation with the Company, except his service as a director.

Report of the Compensation Committee

     The Company's compensation structure for its executive officers and directors has been developed with consideration for the following objectives:

     1. Incentives for Management to Maximize Company Performance. The Company has designed its compensation policy to provide the proper incentives to management to maximize the Company's performance in order to serve the best interests of the Company's stockholders. The Company has sought to achieve this objective through the granting of stock options under the Company's Long-Term Stock Incentive Plan, the award of compensation pursuant to the Company's bonus incentive compensation program, and employment agreements with its executive officers where compensation is dependent upon the Company's book value.

     To date, executive officers of the Company, pursuant to the Company's Long-Term Stock Incentive Plan (the "Incentive Plan"), have been granted options to purchase, in the aggregate, 437,576 shares of Common Stock of the Company with exercise prices ranging from $4.00 to $11.25. Over 99% of these options vest in equal installments over a four or five-year period from the date of grant. During 1998, 201,326 incentive stock options were granted to executive officers of the Company. All of these options were granted with an exercise price equal to the closing price of the Company's Common Stock as of the date of the grant of the options.

     The Company's Board also has adopted a bonus incentive compensation program for executive officers of the Company. This program permits the Board's Compensation Committee, in its discretion, to award bonuses to the officers and employees of the Company based upon individual performance, Company performance, or such other factors as the Compensation Committee determines to be
appropriate.   Bonuses may be paid in the form of cash, stock options or other forms of compensation as determined appropriate by the Compensation Committee. In 1998, bonuses were paid in the form of incentive stock options under the Plan, restricted stock and cash. Over 98% of the incentive stock options granted during 1998 vest over a five-year period. Awards during 1998 were based upon guidelines established by the Committee with the assistance of Performance Management, LLC, an outside compensation consultant engaged by the Company. One important factor considered in these awards was the performance of the Company relative to its competitors and in the context of adverse market conditions during 1998.

     Pursuant to employment agreements entered into between the Company and its executive officers, base compensation for employees is calculated as a percentage of the Company's "book value." This arrangement was established based upon the Company's view at the time that successful performance by the Company would result in the Company's ability to raise additional capital. In the short term, as a result of various factors, including the relatively weak performance of the Company's industry segment, this has not occurred. However, the Committee believes that, in the long term, the Company's ability to raise additional capital will correlate with the Company's performance.

     2. Long-Term Commitment of Company Management. The Committee believes that the long-term commitment of its current management team is a crucial factor in the Company's future performance. This team includes Messrs. Farrell and Guba, and Ms. St. Claire, who have worked together at FIDAC since March 1995 and at the Company since the Company's incorporation in November 1996 and the Company's commencement of operations in February 1997, and Ms. Fagan, who has worked at the Company since April 1997. To ensure the long-term commitment of its management team, the Company, with the approval of the Board, has entered into employment agreements with Messrs. Farrell and Guba and Mss. St. Claire and Fagan. Each of these agreements provides for a term through December 31, 1999 with automatic one-year extensions unless either the Company or the officer provides written notice to the contrary.

     Consistent with the foregoing, the Company has structured its executive compensation policies to promote the long-term commitment of Company management. A significant portion of management compensation is in the form of incentive stock options. In addition, as indicated above, over 99% of the incentive stock options granted by the Company since inception have been options with vesting periods of three, four or five years. The options provide that vesting each year prior to the third, fourth or fifth anniversary, as applicable, of the date of grant is subject to the prior approval of the Board. The Company also has structured a portion of its executive compensation in the form of grants of restricted stock. The restricted stock granted by the Company during 1998 does not vest until 2001.

     3. Comparability with Competitors' Compensation Structures. In assisting the Company to develop guidelines for the Company's compensation structure, including the bonus incentive program, the compensation consultant engaged by the Company looked to the compensation structures of other publicly held mortgage REITS and other publicly held companies in the financial services industry. The Company believes its management compensation structure, is consistent, generally, with the management compensation structure of comparable companies. The Company will continue to monitor that it compensation structure is consistent with the compensation structure of its competitors.

     4. Compensation of Non-Employee Directors. Upon the recommendation of the Company's compensation consultant, the Company granted to its non-employee directors during 1998 options to purchase 6,500 shares of Common Stock vesting in equal installment over a five-year period. The five-year vesting period for these options is intended to promote the long-term commitment of these directors. The compensation consultant has informed the Committee that its compensation structure for non-employee directors is consistent, generally, with the compensation structure for non-employee directors of comparable companies.

     The foregoing report has been furnished by the current members of the Compensation Committee, being:

     Spencer I. Browne    John A. Lambiase    Donnell A. Segalas

Performance Analysis

     The following graph provides a comparison of the cumulative total stockholder return among the Company, the Standard & Poor's Composite-500 Stock Index ("S&P 500") and the BBG REIT Mortgage Index (the "BBG Index"), an industry index of 11 tax-qualified mortgage REITs. The comparison is for the period from October 8, 1997 (the date on which the Company's Common Stock commenced trading on the New York Stock Exchange) to December 31, 1998 and assumes the reinvestment of any dividends. The initial price of the Company's Common Stock shown in the graph below is based upon the price to public of $12.00 in the Company's initial public offering on October 8, 1997. The closing price of the Company's Common Stock quoted on the New York Stock Exchange at the close of business on October 8, 1997 was $12.63 per share. Upon written request, the Company will provide stockholders with a list of the REITs included in the BBG Index. The historical information set forth below is not necessarily indicative of future performance.

                       [Performance Graph Appears Here]

                                     10/8/97      12/31/97      12/31/98
                                     -------      --------      --------
Annaly............................      100          87            65
S&P 500 Index.....................      100          98           126
BBG REIT Mortgage.................      100          78            59

Certain Transactions

     Messrs. Farrell and Guba, and Ms. St. Claire, are actively involved in the management of Fixed Income Discount Advisory Company, a registered investment adviser ("FIDAC"). Mr. Farrell is the sole stockholder of FIDAC. The Company shares with FIDAC office space and certain office expenses, such as lease payments and utilities charges, at cost on a pro rata basis based on the relative use of such facilities and services by the Company and FIDAC. For 1998, $9,791 of the costs for lease payments and utilities charges were allocated to the Company and $9,161 of such costs were allocated to FIDAC.

     During 1998, the Company made an initial investment of $49,980 in Annaly International Mortgage Management, Inc. ("AIMM"), a newly formed corporation established to explore opportunities to conduct various business activities overseas, including the origination of mortgages. AIMM has not commenced operations beyond this exploratory stage. The Company owns 24.99% of the equity of AIMM in the form of non-voting securities. The remaining equity of AIMM is owned by various persons and entities, including FIDAC, Mr. Grace, a director of the Company, and other persons. During 1998, AIMM made an initial investment of $20,400 in Annaly.com, Inc., a newly formed corporation established to explore opportunities to acquire or originate mortgages in the United States. AIMM owns 5% of the equity of Annaly.com, Inc. The remaining equity of Annaly.com is owned by various persons and entities, including FIDAC.


                                  PROPOSAL II

                       AMENDMENT TO THE COMPANY'S BY-LAWS
                 TO PROVIDE FOR A CLASSIFIED BOARD OF DIRECTORS

     The Company's Board of Directors has unanimously approved and recommended that the stockholders of the Company approve an amendment and restatement of
Article IV, Section 1 of the Company's by-laws which would provide for the classification of the Board of Directors into three classes of directors with staggered terms of office (the "Classified Board Provision").

     A copy of the Classified Board Provision is attached as Annex A to this Proxy Statement, and stockholders are urged to review it carefully. The Board of Directors reserves the right to make minor revisions to the text of the Classified Board Provision, provided such revisions do not materially alter the meaning or effect of the Classified Board Provision.

     The Board of Directors has approved the amendment and restatement of
Article IV, Section 1 of the Company's by-laws to add the Classified Board Provisions.

     The Company's by-laws now provide that all directors are to be elected annually for a term of one year. Maryland law permits provisions in a certificate of incorporation or by-law approved by stockholders that provide for a classified board of directors. The Classified Board Provision would amend the Company's by-laws to provide that directors will be classified into three classes, with each class to consist of three directors. One class would hold office initially for a term expiring at the 2000 Annual Meeting of Stockholders; another class would hold office initially for a term expiring at the 2001 Annual Meeting; and another class would hold office initially for a term expiring at the 2002 Annual Meeting. At each Annual Meeting following this initial classification and election, the successors to the class of directors whose terms expire at that meeting would be elected for a term of office to expire at the third succeeding Annual Meeting after the election and until their successors have been duly elected and qualified. See Proposal I, "Election of Directors" as to the initial composition of each class of directors if this proposal is adopted. If this proposal were adopted, vacancies occurring during the year could be filled by the Board of Directors until the next annual meeting.

     The proposed Classified Board Provision will significantly extend the time required to effect a change in control of the Board of Directors and may discourage hostile takeover bids for the Company. Currently, a change in control of the Board of Directors can be made by stockholders holding a plurality of the votes cast at a single Annual Meeting. If the Company implements a classified board of directors, it will take at least two Annual Meetings for even a majority of stockholders to make a change in control of the Board of Directors, because only a minority of the directors will be elected at each meeting.

     ADVANTAGES. The Classified Board Provision is designed to assure continuity and stability in the Board of Directors' leadership and policies. While management has not experienced any problems with such continuity in the past, it wishes to ensure that this experience will continue. The Board of Directors also believes that the Classified Board Provision will assist the Board of Directors in protecting the interests of the Company's stockholders in the event of an unsolicited offer for the Company.

     DISADVANTAGES. Because of the additional time required to change control of the Board of Directors, the Classified Board Provision will tend to perpetuate present management. Because the Classified Board Provision will increase the amount of time required for a takeover bidder to obtain control of the Company without the cooperation of the Board of Directors, even if the takeover bidder were to acquire a majority of the Company's outstanding stock, it will tend to discourage certain tender offers, perhaps including some tender offers that stockholders may feel would be in their best interests. The Classified Board Provision also will make it more difficult for the stockholders to change the composition of the Board of Directors even if the stockholders were to believe that such a change would be desirable.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE COMPANY'S BY-LAWS TO PROVIDE FOR A CLASSIFIED BOARD OF DIRECTORS.


                                  PROPOSAL III

                APPROVAL OF AMENDMENT TO THE COMPANY'S LONG-TERM
                              STOCK INCENTIVE PLAN

     The Board of Directors has adopted, subject to the approval of the shareholders of the Company, an amendment to the Company's Long-Term Stock Incentive Plan (the "Incentive Plan") increasing the number of authorized shares of Common Stock under the Incentive Plan from the greater of 500,000 shares and 5% of the number of outstanding shares of Common Stock to 9.5% of the outstanding shares of Common Stock.

The proposed amendment also would increase the maximum number of shares of Common Stock that could be delivered upon exercise of incentive stock options, subject to this 9.5% maximum amount.

Description of Proposed Amendment

     To date, the Company has granted options with respect to 637,884 shares of Common Stock of the Company. Of these options which have been granted, options with respect to 73,311 have been exercised. If the amendment were approved, options with respect to an additional 563,716 shares would be available for grant under the Incentive Plan. The Incentive Plan is an essential part of the Company's compensation and reward program for its officers, directors and employees because awards under the Incentive Plan permit officers, directors and employees to benefit from the Company's growth and financial performance. The Board of Directors believes that it is in the best interest of the Company to authorize additional shares under the Incentive Plan to continue to provide officers, directors and employees compensation and reward for their efforts to accomplish the Company's long-term and short-term goals. At present, all of the Company's five officers, six non-employee directors and two non-officer employees are eligible to participate in the Plan. The future allocation of options or other awards to any person or group of persons under the Incentive Plan is not, at present, determinable.

Description of Long-Term Stock Incentive Plan

     The following is a summary of the principal features of the Incentive Plan. The summary, however, does not purport to be a complete description of all the provisions of the Incentive Plan. A copy of the Incentive Plan and the proposed amendment is attached as Annex B to this Proxy Statement and stockholders should refer to Annex B for a more complete description of the Plan and the proposed amendment.

     The Company adopted the Incentive Plan to provide officers, directors and other key employees and consultants of the Company with additional incentives to exert their best efforts on behalf of the Company, to increase their proprietary interest in the success of the Company, to award outstanding performance, and to attract and retain executive personnel of outstanding ability. The effective date of the Incentive Plan was January 2, 1997.

     Awards under the Incentive Plan to officers and other key employees of, and consultants to, the Company are granted subject to the approval of the Compensation Committee of the Board of Directors, which administers the Incentive Plan. Awards under the Incentive Plan may include: (i) options to purchase shares of Common Stock, including incentive stock options, non-qualified stock options or both, which options may contain automatic reload features; (ii) stock appreciation rights, whether in conjunction with the grant of stock options or independent of such grant, or stock appreciation rights that are only exercisable in the event of a change in control of the Company (as defined in the Incentive Plan) or upon other events; (iii) restricted stock, in which Common Stock is granted to participants subject to restrictions on transferability and other restrictions, which lapse over time; (iv) deferred stock, in which delivery of Common Stock occurs upon expiration of a deferral period; (v) bonus stock, consisting of a right to receive Common Stock in an amount determined with reference to a fixed bonus amount; (vi) dividend equivalents, consisting of a right to receive cash, other awards, or other property equal in value to dividends paid with respect to a specified number of shares of Common Stock, or other periodic payments; or (vii) other awards not otherwise provided for, the value of which are based in whole or in part upon the value of the Common Stock. The Compensation Committee is composed of three non-employee directors of the Company.

     The Incentive Plan also provides that each person who becomes a director, but who is not an officer or employee of the Company, upon appointment to the Board of Directors receives a non-discretionary automatic grant of non-qualified stock options for the purchase of 5,000 shares of Common Stock, which options vest in four equal installments over a period of four years from the date of grant. In addition, each non-employee director is entitled to receive on June 26 of each year that he or she serves as a director of the Company options to purchase an additional 1,250 shares of Common Stock, which options vest on the date of grant. The exercise price for each share of Common Stock subject to these non-employee directors' options is equal to the fair market value of the Common Stock on the date the option is granted.

     The flexible terms of the Incentive Plan are intended, among other things, to permit the Compensation Committee of the Board of Directors, which administers the Incentive Plan, to impose performance conditions with respect to any award to officers and key employees, thereby requiring forfeiture of all or a part of any award if performance objectives are not met, or linking the time of exercisability or settlement of an award to the achievement of performance conditions. Awards granted under the Incentive Plan are generally not assignable or transferable except by the laws of descent and distribution.

     The Compensation Committee has the authority under the Incentive Plan, among other things, to: (i) select the officers and other key employees and consultants entitled to receive awards under the Incentive Plan; (ii) determine the form of awards, or combinations thereof, and whether such awards are to operate on a tandem basis or in conjunction with other awards; (iii) determine the number of shares of Common Stock or rights covered by an award; and (iv) determine the terms and conditions of any awards granted under the Incentive Plan, including, any restrictions or limitations on transfer, any vesting schedules or the acceleration thereof, and any forfeiture or termination provisions (or waivers thereof) including, but not limited to, in connection with a determination that an Incentive Plan participant has been terminated for cause (as defined in the Incentive Plan). Other than with respect to the grant of non-discretionary stock options to non-employee directors as described above, the exercise price at which shares of Common Stock may be purchased pursuant to the grant of stock options under the Incentive Plan is required to be determined by the Compensation Committee at the time of grant in its discretion, which discretion includes the ability to set an exercise price that is below the fair market value of the shares of Common Stock covered by such grant at the time of grant. In addition, unless otherwise provided by the Compensation Committee in an award agreement, all restrictions relating to the continued performance of services and/or the achievement of performance objectives will immediately lapse upon a change in control of the Company.

     Subject to anti-dilution provisions for stock splits, stock dividends and similar events, the total number of shares of Common Stock that have been reserved and available for issuance under the Incentive Plan is the greater of 500,000 or 5% of the total number of shares of Common Stock outstanding on a fully diluted basis, assuming, if applicable, the conversion of all warrants and convertible securities into Common Stock. Subject to shareholder approval, the number of shares of Common Stock reserved and available for issuance under the Incentive Plan will be increased to 9.5% of the total number of shares of Common Stock outstanding on a fully-diluted basis. No awards may be granted under the Incentive Plan to any person who, assuming exercise or settlement of all options and rights held by such person, would own or be deemed to own more than 9.8% in number of shares or value of any class of capital stock of the Company.

     The Incentive Plan may be amended, altered, suspended, discontinued, or terminated by the Board of Directors without stockholder approval unless such approval is required by law or regulation or under the rules of any stock exchange or automated quotation system on which the Common Stock is then listed or quoted.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE PLAN.

                                  PROPOSAL IV

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The accounting firm of Deloitte & Touche LLP ("D&T") has served as the Company's independent auditors since the Company's formation in November 1996. During such time, it has performed services of an accounting and auditing nature for the Company. Representatives of D&T are expected to be present at the meeting, will have the opportunity to make a statement and are expected to be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR THE COMPANY FOR THE YEAR 1999.


                                 OTHER BUSINESS

     As of the date of this Proxy Statement, management is not aware of any other matters that will be presented by management for consideration at the Annual Meeting. If any other matters properly come before the meeting, the persons named as proxies in the enclosed form of proxy intend to vote in accordance with their judgment on the matters presented.


                           PROPOSALS OF STOCKHOLDERS

     Proposals, if any, of stockholders of the Company intended to be presented at the 2000 Annual Meeting of Stockholders must be received by the Company for inclusion in the appropriate proxy materials no later than December 1, 1999.


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Company believes that, during the fiscal year ended December 31, 1998, all filing requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended, applicable to its officers, directors and greater than ten percent stockholders were complied with on a timely basis except for Mr. Segalas who filed a late Form 5 disclosing the disposition of 7,000 shares of Common Stock.

                                 OTHER MATTERS

     On written request, the Company will provide without charge to each record or beneficial holder of the Company's Common Stock as of March 15, 1999, a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1998, as filed with the Securities and Exchange Commission. Requests should be addressed to Mr. Timothy J. Guba, President, Annaly Mortgage Management, Inc., 12 East 41st Street, Suite 700, New York, New York 10017.

                              By Order of the Board of Directors,

                              /s/ Michael A. J. Farrell

                              Michael A. J. Farrell
                              Chairman of the Board and Chief
                                 Executive Officer

March 31, 1999

                                                                         Annex A
                                                                         -------

                        ANNALY MORTGAGE MANAGEMENT, INC.
                         PROPOSED AMENDMENT TO BY-LAWS

     The Company's by-laws would be amended by amending and restating Article IV, Section 1 of the Company's by-laws to read as follows:

     "SECTION 1.  Number, Classification, Election and Term.  The affairs of the
                  -----------------------------------------
     Corporation shall be under the direction and control of a Board of Directors which shall be composed of nine (9) directors who shall hold office until their respective successors are duly chosen and qualified.
     The number of directors shall be increased or decreased from time to time by vote of a majority of the entire Board of Directors; provided, however, that the number of directors may not exceed fifteen (15) nor be less than three (3) except as permitted by law.

     The Board of Directors shall be divided into three classes, consisting of three Class I Directors, three Class II Directors and three Class III Directors. Each Class I Director shall serve through the Corporation's annual meeting in 2000 and thereafter, if reelected by the stockholders of the Corporation, for successive periods of three years, and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Each Class II Director shall serve through the Corporation's annual meeting in 2001 and thereafter, if reelected by the stockholders of the Corporation, for successive periods of three years, and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Each Class III Director shall serve through the Corporation's annual meeting in 2002 and thereafter, if reelected by the stockholders of the Corporation, for successive periods of three years, and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

     At all times a majority of the Board of Directors shall be Independent Directors. "Independent Director" means a director of the Corporation who is not an officer or employee of the Corporation, any affiliate of the Corporation or Fixed Income Discount Advisory Company."

                                                                         Annex B
                                                                         -------

     Under the proposed amendment to the Incentive Plan, Section 4(a) of the Incentive Plan would be amended to read as follows:

     (a) Amount of Stock Reserved.  The total number of shares of Stock reserved
         ------------------------
     and available for issuance under the Plan shall be nine and one-half percent (9.5%) of the total number of shares of Stock outstanding (on a fully diluted basis, assuming, if applicable, the conversion of all warrants and convertible securities into Stock), in the aggregate. The total number of shares of Stock that may be delivered upon exercise of an ISO shall not exceed nine and one-half percent (9.5%) of the total number of shares of Stock outstanding (on a fully diluted basis, assuming, if applicable, the conversion of all warrants and convertible securities into Stock), in the aggregate. If an Award valued by reference to Stock may only be settled in cash, the number of shares to which such Award relates shall be deemed to be Stock subject to such Award for purposes of this
     Section 4(a). Any shares of Stock delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued shares or treasury shares.

     The following is the complete text of the Company's Long-Term Stock Incentive Plan:

                       ANNALY MORTGAGE MANAGEMENT, INC.

                        LONG-TERM STOCK INCENTIVE PLAN

l.  Purpose.  The purpose of this Long-Term Stock Incentive Plan (the "Plan") of
    -------
Annaly Mortgage Management, Inc., a Maryland corporation, is to advance the interests of the Company and its stockholders by providing a means to attract, retain, and reward directors, officers and other key employees and consultants of the Company and its subsidiaries and to enable such persons to acquire or increase a proprietary interest in the Company, thereby promoting a closer identity of interests between such persons and the Company's stockholders.

2.  Definitions.  The definitions of awards under the Plan, including Stock
    -----------
Options, SARs (including Limited SARs), Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of other awards, Dividend Equivalents, Non-Employee Directors Options, and Other Stock-Based Awards, are set forth in
Section 6 of the Plan. Such awards, together with any other right or interest granted to a Participant under the Plan, are termed "Awards." For purposes of the Plan, the following additional terms shall be defined as set forth below:

    "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award.

    "Beneficiary" shall mean the person, persons, trust, or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under this Plan upon such Participant's death or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust, or trusts entitled by will or the laws of descent and distribution to receive such benefits.

    "Affiliate" has the meanings set forth in Rule 12b-2 of the 1934 Act.

    "Board" means the Board of Directors of the Company.

    "Cause" shall mean Cause as defined in any employment or severance agreement then in effect between the Participant and the Company or any subsidiary, or if not defined therein or if there shall be no such agreement, shall mean: (i) the willful and continued failure by the Participant to substantially perform his or her duties for the Company (other than any such failure resulting from the Participant's incapacity due to physical or mental illness), (ii) the willful engaging by the Participant in misconduct which is materially and financially injurious to the Company, or (iii) the Participant's conviction of a felony.

    "Change in Control" shall be deemed to have occurred upon:

       (i) the date of the acquisition by any "person" (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), excluding the Company or any of its subsidiaries or Affiliates, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 50% or more of either the then outstanding shares of common stock of the Company, or the then outstanding voting securities entitled to vote generally in the election of directors: or

       (ii) the date the individuals who constitute the Board as of the date of this Agreement, or who become directors upon or prior to the first offering of shares of the Company's Stock (the "Incumbent Board") cease for any reason to constitute at least a majority of the members of the Board, provided that any person becoming a director subsequent to the effective date of this Agreement whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than any individual whose nomination for election to Board membership was not endorsed by the Company's management prior to, or at the time of, such individual's initial nomination for election) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

       (iii) the consummation of a merger, consolidation, recapitalization, reorganization, sale or disposition of all or a substantial portion of the Company's assets, or the issuance of shares of stock of the Company in connection with the acquisition of the stock or assets of another entity, provided, however, that a Change in Control shall not occur under this clause (iii) if consummation of the transaction would result in at least 50% of the total voting power represented by the voting securities of the Company (or, if not the Company, the entity that succeeds to all or substantially all of the Company's business) outstanding immediately after such transaction being beneficially owned (within the meaning of Rule 13d-3 promulgated pursuant to the Exchange Act) by at least 50% of the holders of outstanding voting securities of the Company immediately prior to the transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction.

    "Code" means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include regulations thereunder and successor provisions and regulations thereto.

    "Committee" means the Compensation Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan and, until the Board shall have designated the Compensation Committee, the entire Board.

    "Common Stock" means the shares of common stock, par value $.01 per share, of the Company.

    "Company" means Annaly Mortgage Management, Inc., a corporation organized under the laws of the State of Maryland, and any successor thereto; provided that unless otherwise provided in this Plan, all references in this Plan to employment by the Company shall include employment by any subsidiary of the

Company, and all references to termination of employment with the Company shall include the sale of a subsidiary of the Company by which the Participant was employed.

    "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include rules thereunder and successor provisions and rules thereto.

    "Fair Market Value" means, with respect to Stock, Awards, or other property,
(a) if the Stock is listed on a securities exchange or is traded over the NASDAQ National Market System, the closing sales price of the Stock on such exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (b) if the Stock is not listed on a securities exchange or traded over the NASDAQ National market System, the mean between the bid and offered prices of the Stock as quoted by the National Association of Securities Dealers through NASDAQ for such date, provided, that if the Committee determines that the fair market value of the Stock is not properly reflected by such NASDAQ quotations, the "Fair Market Value" of the Stock will mean the fair market value as determined by such other method as the Committee determines in good faith to be reasonable.

    "ISO" means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

    "Non-Employee Director" shall mean a member of the Board who is not otherwise an employee of the Company or any subsidiary.

    "Participant" means a person who, at a time when eligible under Section 5 hereof, has been granted an Award under the Plan.

    "Rule 16b-3" means Rule 16 b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

    "Stock" means the Common Stock and such other securities as may be substituted for Stock or such other securities pursuant to Section 4.

3.  Administration.
    --------------

    (a) Authority of the Committee.  The Plan shall be administered by the
        --------------------------
Committee. The Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

        (i)   to select Participants to whom Awards may be granted;

        (ii) to determine the type or types of Awards to be granted to each Participant;

        (iii) to determine the number of Awards to be granted, the number of shares of Stock to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price, or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability, or settlement of an Award, and waivers or accelerations thereof, and waivers of or modifications to performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

        (iv) to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

        (v) to determine whether, to what extent, and under what circumstances cash, Stock, other Awards, or other property payable with respect to an Award will be deferred either automatically, at the election of the Committee, or at the election of the Participant;

        (vi) to prescribe the form of each Award Agreement, which need not be identical for each Participant;

        (vii) to adopt, amend, suspend, waive, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

        (viii) to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder; and

        (ix) to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

Other provisions of the Plan notwithstanding, the Board may perform any function of the Committee under the Plan, including without limitation for the purpose of ensuring that transactions under the Plan by Participants who are then subject to Section 16 of the Exchange Act in respect of the Company are exempt under Rule 16b-3. In any case in which the Board is performing a function of the Committee under the Plan, each reference to the Committee herein shall be deemed to refer to the Board.

    (b) Manner of Exercise of Committee Authority.  Unless authority is
        -----------------------------------------
specifically reserved to the Board under the terms of the Plan, the Company's Articles of Incorporation or Bylaws, or applicable law, the Committee shall have sole discretion in exercising authority under the Plan. Any action of the Committee with respect to the Plan shall be final, conclusive, and binding on all persons, including the Company, subsidiaries of the Company, Participants, any person claiming any rights under the Plan from or through any Participant, and stockholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any subsidiary of the Company the authority, subject to such terms as the Committee shall determine, to perform administrative functions and to perform such other functions as the Committee may determine.

    (c) Limitation of Liability.  Each member of the Committee shall be entitled
        -----------------------
to, in good faith, rely or act upon any report or other information furnished to him by any officer or other employee of the Company or any subsidiary, the Company's independent certified public accountants, or any executive compensation consultant, legal counsel, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

4.  Stock Subject to Plan.
    ---------------------

    (a) Amount of Stock Reserved.  The total number of shares of Stock reserved
        ------------------------
and available for issuance under the Plan shall be the greater of five hundred thousand (500,000) shares or five percent (5%) of the total number of shares of Stock outstanding (on a fully diluted basis, assuming, if applicable, the conversion of all warrants and convertible securities into Stock), in the aggregate. The total number of shares of Stock that may be delivered upon exercise of an ISO shall not exceed the greater of five hundred thousand (500,000) shares or five percent (5%) of the total number of shares of Stock outstanding (on a fully diluted basis, assuming, if applicable, the conversion of all warrants and convertible securities into Stock), in the aggregate. If an Award valued by reference to Stock may only be settled in cash, the number of shares to which such Award relates shall be deemed to be Stock subject to such Award for purposes of this Section 4(a). Any shares of Stock delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued shares or treasury shares.

    (b) Adjustments.  In the event that any dividend or other distribution
        -----------
(whether in the form of cash, Stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall adjust any or all of (i) the number and kind of shares of Stock reserved and available for Awards under Section 4(a), (ii) the number and kind of shares of outstanding Restricted Stock or other outstanding Award in connection with which shares have been issued, (iii) the number and kind of shares that may be issued in respect of other outstanding Awards, and (iv) the exercise price, grant price, or purchase price relating to any Award, (v) the number of shares with respect to which Awards may be granted or measured in any calendar year, as set forth in Section 4(b).

5.  Eligibility.  Non-Employee Directors, executive officers and other key
    -----------
employees of the Company and its subsidiaries (including any director or officer who is also an employee), and persons who provide consulting or other services to the Company deemed by the Committee to be of substantial value to the Company, are eligible to be granted Awards under the Plan; provided, that, only executive officers and other key employees of the Company and its subsidiaries (including any director or officer who is also an employee) are eligible to be granted ISOs under the Plan. In addition, a person who has been offered employment by the Company or its subsidiaries is eligible to be granted an Award under the Plan, provided that such Award shall be canceled if such person fails to commence such employment, and no payment of value may be made in connection with such Award until such person has commenced such employment.

6.  Specific Terms of Awards.
    ------------------------

    (a) General.  Awards may be granted on the terms and conditions set forth in
        -------
this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 8(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service of the Participant. Except as provided in Sections 6(e), 6(g), or 7(a), or to the extent required to comply with requirements of the Corporations and Associations Article of the Annotated Code of Maryland that lawful consideration be paid for Stock, only services may be required as consideration for the grant (but not the exercise) of any Award.

    (b) Stock Options.  The Committee is authorized to grant options to purchase
        -------------
shares of Stock ("Options") to Participants (including "reload" Options automatically granted to offset specified exercises of Options) on the following terms and conditions:

        (i) Exercise Price.  The exercise price per share of Stock purchasable
            --------------
  under an Option shall be determined by the Committee and set forth in an Award Agreement.

      (ii)  Time and Method of Exercise.  The Committee shall determine and set
            ---------------------------
  forth in an Award Agreement the time or times at which an Option may be exercised in whole or in part, the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, Stock, other Awards or awards granted under other Company plans, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis, such as through "cashless exercise" arrangements, to the extent permitted by applicable law), and the methods by which Stock will be delivered or deemed to be delivered to Participants.

      (iii) ISOs.  The terms of any ISO granted under the Plan shall comply in
            ----
  all respects with the provisions of Section 422 of the Code, including but not limited to the requirement that no ISO shall be granted with an exercise price less than 100% (110% for an individual described in Section 422(b)(6) of the Code) of the Fair Market Value of a share of Stock on the date of grant and granted no more than ten years after the effective date of the Plan. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to ISOs shall be interpreted, amended, or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under Section 422 of the Code, unless requested by the affected Participant.

      (iv)  Termination of Employment.  Unless otherwise determined by the
            -------------------------
  Committee and set forth in an Award Agreement, upon termination of a Participant's employment with the Company and its subsidiaries, such Participant may exercise any Options during the three month period following such termination of employment (if such three-month period does not exceed the remaining term of the Option), but only to the extent such Option was exercisable immediately prior to such termination of employment. Notwithstanding the foregoing, if such termination is for Cause, all Options held by the Participant shall immediately terminate.

  (c) Stock Appreciation Rights.  The Committee is authorized to grant SARs to
      -------------------------
Participants on the following terms and conditions:

      (i)   Right to Payment.  An SAR shall confer on the Participant to whom
            ----------------
  it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise (or, if the Committee shall so determine in the case of any such right other than one related to an ISO, the Fair Market Value of one share at any time during a specified period before or after the date of exercise), over (B) the grant price of the SAR as determined by the Committee as of the date of grant of the SAR, which, except as provided in Section 7(a), shall be not less than the Fair Market Value of one share of Stock on the date of grant.

      (ii)  Other Terms.  The Committee shall determine and set forth in an
            -----------
  Award Agreement the time or times at which an SAR may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Stock will be delivered or deemed to be delivered to Participants, whether or not an SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR. Limited SARs that may only be exercised upon the occurrence of a Change in Control may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine. Limited SARs may be either freestanding or in tandem with other Awards.

  (d) Restricted Stock.  The Committee is authorized to grant Restricted Stock
      ----------------
to Participants on the following terms and conditions:

      (i)   Grant and Restrictions.  Restricted Stock shall be subject to such
            ----------------------
  restrictions on transferability and other restrictions, if any, as the Committee may impose and set forth in an Award Agreement, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee may determine. Except to the extent restricted under the terms of the Plan and any Award Agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Stock or the right to receive dividends thereon.

      (ii)  Forfeiture.  Except as otherwise determined by the Committee and set
            ----------
  forth in an Award Agreement, upon termination of employment or service (as determined under criteria established by the Committee) during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided,
                                                                 ---------
  however, that the Committee may provide, by rule or regulation or in any Award
  -------
  Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of termination resulting from specified causes.

      (iii) Certificates for Stock.  Restricted Stock granted under the Plan may
            ----------------------
  be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, the Company shall retain physical possession of the certificate, and the Participant shall have delivered a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

      (iv)  Dividends.  Dividends paid on Restricted Stock shall be either paid
            ---------
  at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends as the Committee shall determine or permit the Participant to elect. Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

  (e) Deferred Stock.  The Committee is authorized to grant Deferred Stock to
      --------------
Participants, subject to the following terms and conditions:

      (i)   Award and Restrictions.  Delivery of Stock will occur upon
            ----------------------
  expiration of the deferral period specified in an Award Agreement for an Award of Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions as the Committee may impose and set forth in an Award Agreement, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times, separately or in combination, in installments, or otherwise, as the Committee may determine.

      (ii)  Forfeiture.  Except as otherwise determined by the Committee and set
            ----------
  forth in an Award Agreement, upon termination of employment or service (as determined under criteria established by the Committee) during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Deferred Stock), all Deferred Stock that is at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided, however, that the
                                                   -----------------
  Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock will be waived in whole or in part in the event of termination resulting from specified causes.

  (f) Bonus Stock and Awards in Lieu of Cash Obligations.  The Committee is
      --------------------------------------------------
authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of Company obligations to pay cash under other plans or compensatory arrangements. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee and set forth in an Award Agreement.

    (g) Dividend Equivalents.  The Committee is authorized to grant Dividend
        --------------------
Equivalents to a Participant, entitling the Participant to receive cash, Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Stock. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.

    (h) Other Stock-Based Awards.  The Committee is authorized, subject to
        ------------------------
limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock and factors that may influence the value of Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries. The Committee shall determine, and set forth in an Award Agreement, the terms and conditions of such Awards. Stock issued pursuant to an Award in the nature of a purchase right granted under this
Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may be granted pursuant to this Section 6(h).

    (i) Non-Employee Directors Options.  (a) Each Non-Employee Director shall
        ------------------------------
receive, without the exercise of the discretion of any person, (I) upon appointment to the Board, a non-qualified stock option to purchase 5,000 shares of Stock (the "Initial Director Options"), and (II) on June 26 of each year during the term of the Plan, a non-qualified stock option under the Plan to purchase 1,250 shares of Stock (the "Additional Director Options"). In the event that there are not sufficient shares available under this Plan to allow for the grant to each Non-Employee Director of an Option for the number of shares provided herein, each Non-Employee Director shall receive an Option for his pro rata share of the total number of shares of Stock available under the Plan. The exercise price of each share of Stock subject to an Option granted to a Non-Employee Director shall equal the Fair Market Value of a share of Stock on the date such Option is granted or, if the Company consummates a private placement of its Shares of Common Stock, the greater of such amount and the offering price per share in connection with the first private placement consummated by the Company. Each Option shall have a term of ten years from its grant. Each Initial Director Option shall vest and become exercisable as to one-quarter of the shares underlying the Option on each of the first, second, third and fourth anniversaries thereof, respectively, provided, that the Non-Employee Director to whom such Option has been awarded continues to serve as a Non-Employee Director as of such vesting date. Each Additional Director Option shall vest and become exercisable on the date of grant. Upon a Non-Employee Director's cessation of service as a Non-Employee Director, the Option, to the extent it was exercisable upon such cessation, shall remain vested and exercisable for a period of one year or remainder of term, if less.

7.  Certain Provisions Applicable to Awards.
    ---------------------------------------

    (a) Stand-Alone, Additional, Tandem, and Substitute Awards.  Awards granted
        ------------------------------------------------------
under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan or any award granted under any other plan of the Company, any subsidiary, or any business entity to be acquired by the Company or a subsidiary, or any other right of a Participant to receive payment from the Company or any subsidiary. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards.

  (b) Term of Awards.  The term of each Award shall be for such period as may be
      --------------
determined by the Committee and set forth in an Award Agreement; provided,
                                                                 ---------
however, that in no event shall the term of any ISO or an SAR granted in tandem
-------
therewith exceed a period of ten years from the date of its grant (or such shorter period as may be applicable under Section 422 of the Code).

  (c) Form of Payment Under Awards.  Subject to the terms of the Plan and any
      ----------------------------
applicable Award Agreement, payments to be made by the Company or a subsidiary upon the grant or exercise of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. Such payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments denominated in Stock.

  (d) Rule 16b-3 Compliance.
      ---------------------

      (i)  Six-Month Holding Period.  Unless a Participant could otherwise
           ------------------------
  dispose of equity securities, including derivative securities, acquired under the Plan without incurring liability under Section 16(b) of the Exchange Act, equity securities acquired under the Plan must be held for a period of six months following the date of such acquisition, provided that this condition shall be satisfied with respect to a derivative security if at least six months elapse from the date of acquisition of the derivative security to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security.

      (ii)  Other Compliance Provisions.  With respect to a Participant who is
            ---------------------------
  then subject to Section 16 of the Exchange Act in respect of the Company, the Committee shall implement transactions under the Plan and administer the Plan in a manner that will ensure that each transaction by such a Participant is exempt from liability under Rule 16b-3, except that such a Participant may be permitted to engage in a non-exempt transaction under the Plan if written notice has been given to the Participant regarding the non-exempt nature of such transaction. The Committee may authorize the Company to repurchase any Award or shares of Stock resulting from any Award in order to prevent a Participant who is subject to Section 16 of the Exchange Act from incurring liability under Section 16(b). Unless otherwise specified by the Participant, equity securities, including derivative securities, acquired under the Plan which are disposed of by a Participant shall be deemed to be disposed of in the order acquired by the Participant.

     (e) Loan Provisions.  With the consent of the Committee, and subject at all
         ---------------
times to, and only to the extent, if any, permitted under and in accordance with, laws and regulations and other binding obligations or provisions applicable to the Company, the Company may make, guarantee, or arrange for a loan or loans to a Participant with respect to the exercise of any Option or other payment in connection with any Award, including the payment by a Participant of any or all federal, state, or local income or other taxes due in connection with any Award. Subject to such limitations, the Committee shall have full authority to decide whether to make a loan or loans hereunder and to determine the amount, terms, and provisions of any such loan or loans, including the interest rate to be charged in respect of any such loan or loans, whether the loan or loans are to be with or without recourse against the borrower, the terms on which the loan is to be repaid and conditions, if any, under which the loan or loans may be forgiven.

     (f) Acceleration upon a Change of Control.  Notwithstanding anything
         -------------------------------------
contained herein to the contrary, unless otherwise provided by the Committee in an Award Agreement, all conditions and/or restrictions relating to the continued performance of services and/or the achievement of performance objectives with respect to the exercisability or full enjoyment of an Award shall immediately lapse upon a Change in Control, provided, that this Section 7(f) shall not be applicable if it is intended that the transaction constituting such Change in Control be accounted for as a pooling of interests under Accounting Principles

Board Option No. 16 (or any successor thereto), and operation of this Section 7(f) would otherwise violate Paragraph 47(c) thereof.

8.   General Provisions.
     ------------------

     (a) Compliance With Laws and Obligations.  The Company shall not be
         ------------------------------------
obligated to issue or deliver Stock in connection with any Award or take any other action under the Plan in a transaction subject to the registration requirements of the Securities Act of 1933, as amended, or any other federal or state securities law, any requirement under any listing agreement between the Company and any national securities exchange or automated quotation system, or any other law, regulation, or contractual obligation of the Company, until the Company is satisfied that such laws, regulations, and other obligations of the Company have been complied with in full. Certificates representing shares of Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations, and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

     (b) Limitations on Transferability.    Awards and other rights under the
         ------------------------------
Plan will not be transferable by a Participant except by will or the laws of descent and distribution or to a Beneficiary in the event of the Participant's death, shall not be pledged, mortgaged, hypothecated or otherwise encumbered, or otherwise subject to the claims of creditors, and, in the case of ISOs and SARs in tandem therewith, shall be exercisable during the lifetime of a Participant only by such Participant or his guardian or legal representative; provided,
                                                                  ---------
however, that such Awards and other rights (other than ISOs and SARs in tandem
-------
therewith) may be transferred to one or more transferees during the lifetime of the Participant to the extent and on such terms as then may be permitted by the Committee.

     (c) No Right to Continued Employment.  Neither the Plan nor any action
         --------------------------------
taken hereunder shall be construed as giving any employee the right to be retained in the employ of the Company or any of its subsidiaries, nor shall it interfere in any way with the right of the Company or any of its subsidiaries to terminate any employee's employment at any time.

     (d) Taxes.  The Company and any subsidiary is authorized to withhold from
         -----
any Award granted or to be settled, any delivery of Stock in connection with an Award, any other payment relating to an Award, or any payroll or other payment to a Participant amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations.

     (e) Changes to the Plan and Awards.  The Board may amend, alter, suspend,
         ------------------------------
discontinue, or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of stockholders or Participants, except that any such action shall be subject to the approval of the Company's stockholders at or before the next annual meeting of stockholders for which the record date is after such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval; provided, however, that,
                                                  -----------------
without the consent of an affected Participant, no such action may materially impair the rights of such Participant under any Award theretofore granted to him. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted and any Award Agreement relating thereto; provided, however, that, without
                            -----------------
the consent of an affected Participant, no such action may materially impair the rights of such Participant under such Award.

     (f) No Rights to Awards; No Stockholder Rights.  No Participant or employee
         ------------------------------------------
shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants and employees. No Award shall confer on any Participant any of the rights of a stockholder of the Company unless and until Stock is duly issued or transferred and delivered to the Participant in accordance with the terms of the Award or, in the case of an Option, the Option is duly exercised.

     (g) Unfunded Status of Awards; Creation of Trusts.  The Plan is intended to
         ---------------------------------------------
constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or
-----------------
make other arrangements to meet the Company's obligations under the Plan to deliver cash, Stock, other Awards, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

     (h) Nonexclusivity of the Plan.  Neither the adoption of the Plan by the
         --------------------------
Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

     (i) No Fractional Shares.  No fractional shares of Stock shall be issued or
         --------------------
delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

     (j) Governing Law.  The validity, construction, and effect of the Plan, any
         -------------
rules and regulations relating to the Plan, and any Award Agreement shall be determined in accordance with the Corporations and Associations Article of the Annotated Code of Maryland, without giving effect to principles of conflicts of laws, and applicable federal law.

     (k) Effective Date; Plan Termination.  The Plan shall become effective as
         --------------------------------
of the date of its adoption by the Board and shall continue in effect until terminated by the Board, provided, however, that any Awards granted prior to the approval of such adoption by the Company's stockholders shall be granted conditional upon such approval.

                        ANNALY MORTGAGE MANAGEMENT, INC.

                 Annual Meeting of Stockholders - May 17, 1999


     Revoking all prior proxies, the undersigned hereby appoints Michael A. J. Farrell, Timothy J. Guba and Wellington J. St. Claire, and each of them, proxies, with full power of substitution, to appear on behalf of the undersigned and to vote all shares of Common Stock, par value $.01 per share, of Annaly Mortgage Management, Inc. (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178, on the 39th floor, commencing at 9:00 a.m., New York time, on May 17, 1999, and at any adjournment thereof, as fully and effectively as the undersigned could do if personally present and voting, hereby approving, ratifying and confirming all that said attorneys and agents or their substitutes may lawfully do in place of the undersigned as indicated below.

     WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE LISTED NOMINEES AS DIRECTORS, FOR THE PROPOSED AMENDMENT TO THE COMPANY'S BY-LAWS TO ADOPT A CLASSIFIED BOARD OF DIRECTORS, FOR THE PROPOSAL TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED UNDER THE COMPANY'S LONG-TERM STOCK INCENTIVE PLAN AND FOR THE PROPOSAL TO RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR THE COMPANY FOR THE CURRENT FISCAL YEAR.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                  (Continued and to be signed on reverse side)




Please mark box [_] or [X] in blue or black ink.


1.  Election of Directors:

    [_] FOR all nominees  [_] WITHHOLD AUTHORITY to               [_] EXCEPTIONS
        listed below          vote for all nominees listed below

    Nominees:  KEVIN P. BRADY, SPENCER I. BROWNE, MICHAEL A. J. FARRELL, JOHN
               S. GRACE, JONATHAN D. GREEN, TIMOTHY J. GUBA, JOHN A. LAMBIASE, DONNELL A. SEGALAS, WELLINGTON J. ST. CLAIRE

    (Instructions: To withhold authority to vote for any nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)



2. Approval of an amendment to the Company's by-laws providing for the classification of the Board of Directors into three classes.

    [_] FOR                       [_] AGAINST                     [_] ABSTAIN

3. Approval of an amendment to the Company's Long-Term Stock Incentive Plan to increase the number of shares of Common Stock authorized thereunder to 9.5% of the Company's outstanding Common Stock.

    [_] FOR                       [_] AGAINST                     [_] ABSTAIN

4. Ratification of the selection of Deloitte & Touche LLP as independent auditors for the Company for the current fiscal year.

    [_] FOR                       [_] AGAINST                     [_] ABSTAIN

    In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournment thereof.



                                              Please sign exactly as your name
                                              appears on the left.  When signing
                                              as an attorney, executor,
                                              administrator, trustee or
                                              guardian, please give your full
                                              title.  If shares are held
                                              jointly, each holder should sign.

                                              PLEASE CHECK HERE IF YOU PLAN TO
                                              ATTEND THE ANNUAL MEETING [_]

                                              Dated: ____________________, 1999

                                              __________________________________
                                                           Signature

                                              __________________________________
                                                   Signature (if held jointly)


Please sign, date and return the proxy card using the enclosed envelope.